                                                                     EXHIBIT 5.1


                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                August 13, 2002

Inktomi Corporation
4100 East Third Avenue
Foster City, CA  94404

      RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 13, 2002 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for (i) 1,365,178 shares of your Common Stock issuable under the Inktomi Corporation 1998 Employee Stock Purchase Plan (the "1998 ESPP Plan"), (ii) 4,485,931 shares of your Common Stock issuable under the Inktomi Corporation 1998 Non-Statutory Stock Option Plan (the "1998 NSO Plan") and (iii) 1,531,517 shares of your Common Stock issuable under the Inktomi Corporation 1998 Stock Plan (the "1998 Stock Plan"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the shares of Common Stock referred to above (the "Shares") pursuant to the 1998 ESPP Plan, the 1998 NSO Plan and the 1998 Stock Plan.

      It is our opinion that, when issued and sold in the manner described in the 1998 ESPP Plan, the 1998 NSO Plan or the 1998 Stock Plan, as appropriate, and pursuant to the agreements which accompany each grant under these plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

      We consent to the use of this opinion as an Exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation